UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                             ST. JUDE MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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


Notice of 2002 Annual Meeting and

                                 PROXY STATEMENT











                                                     [LOGO] SJM ST. JUDE MEDICAL

--------------------------------------------------------------------------------
                                ST. JUDE MEDICAL
--------------------------------------------------------------------------------

                               ONE LILLEHEI PLAZA
                           ST. PAUL, MINNESOTA 55117

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

  TIME ...................... 9:30 a.m. C.D.T.
                              Thursday, May 16, 2002

  PLACE ..................... Lutheran Brotherhood Auditorium
                              Lutheran Brotherhood Building
                              625 Fourth Avenue South
                              Minneapolis, Minnesota

  ITEMS OF BUSINESS ......... (1) To elect four members of the Board of
                                  Directors, for terms ending in 2005.
                              (2) To approve the St. Jude Medical, Inc. 2002
                                  Stock Plan.
                              (3) To approve the appointment of Ernst & Young
                                  LLP as the Company's independent auditors for 2002.
                              (4) To transact such other business as may
                                  properly come before the meeting and any adjournment.

  RECORD DATE ............... Holders of St. Jude Medical, Inc. common stock of record at the close of business on March 22, 2002, are entitled to vote at the meeting.

  ANNUAL REPORT ............. The Company's 2001 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

  PROXY VOTING .............. It is important that your shares be represented at the meeting. You can vote your shares by completing and returning the enclosed proxy card as soon as possible. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.


                              Kevin T. O'Malley
                              VICE PRESIDENT, GENERAL COUNSEL &
                              SECRETARY


March 28, 2002

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                           PAGE
                                                                                           ----
PROXY STATEMENT ........................................................................     1
 Proxies and Voting Procedures .........................................................     1
 Shareholders Entitled to Vote .........................................................     2
 Required Vote .........................................................................     2
 Cost of Proxy Solicitation ............................................................     2
GOVERNANCE OF THE COMPANY ..............................................................     3
 Committees of the Board of Directors ..................................................     3
 Report of the Audit Committee .........................................................     4
 Compensation of Directors .............................................................     5
 Section 16(a) Beneficial Ownership Reporting Compliance ...............................     6
BOARD OF DIRECTORS .....................................................................     7
 Nominees for Term Expiring in 2005 ....................................................     8
 Directors Whose Terms Will Expire in 2003 .............................................     9
 Directors Whose Terms Will Expire in 2004 .............................................    10
SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS ............................................    11
PROPOSAL TO APPROVE THE 2002 STOCK PLAN ................................................    13
PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS .........................................    16
STOCK PERFORMANCE GRAPH ................................................................    17
EXECUTIVE COMPENSATION .................................................................    18
 Report of the Compensation Committee on Executive Compensation ........................    18
 Summary Compensation Table ............................................................    21
 Option Grants in Last Fiscal Year .....................................................    22
 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Options Values ....    22
 Employment, Termination and Change in Control Agreements ..............................    23
 Loan Guarantees .......................................................................    23
SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING ......................................    24
OTHER MATTERS ..........................................................................    24
APPENDIX A -- Charter of the Audit Committee of the Board of Directors .................    25

St. Jude Medical, Inc.                               [LOGO] SJM ST. JUDE MEDICAL
One Lillehei Plaza
St. Paul, MN 55117




                                 PROXY STATEMENT
--------------------------------------------------------------------------------

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of St. Jude Medical, Inc., of proxies to be voted at the Company's 2002 Annual Meeting of Shareholders and at any meeting following adjournment thereof.

     You are cordially invited to attend the annual meeting on May 16, 2002, beginning at 9:30 a.m. C.D.T. The meeting will be held in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota. The location is accessible to handicapped persons.

     We are first mailing this proxy statement and accompanying forms of proxy and voting instructions on or about March 28, 2002, to holders of the Company's common stock on March 22, 2002, the record date for the meeting.

PROXIES AND VOTING PROCEDURES

     YOUR VOTE IS IMPORTANT. Because many shareholders cannot attend the meeting in person, it is necessary that a large number be represented by proxy. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options for voting by proxy are available to you. By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

     You can revoke your proxy at any time before it is exercised at the meeting by timely delivery of a properly executed, later-dated proxy or by voting by ballot at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the meeting.

     All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A MATTER, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

     If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the meeting.

SHAREHOLDERS ENTITLED TO VOTE
     Shareholders at the close of business on the record date are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

     On March 22, 2002, there were 87,915,367 shares of common stock outstanding.

REQUIRED VOTE
     The presence, in person or by proxy, of the holders of a majority of the shares entitled to at the meeting is necessary to constitute a quorum at the meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     A majority of shares present at the meeting and entitled to vote is required for the election of each nominee for Director and for approval of the St. Jude Medical, Inc. 2002 Stock Plan. Abstentions will be counted as present and entitled to vote for purposes of calculating the number of votes cast for a Director or for the 2002 Stock Plan, but will be deemed not to have been voted in favor of the Director or approval of the plan. Broker non-votes will not be counted as shares that are present and entitled to vote on the election of Directors or approval of the 2002 Stock Plan.

COST OF PROXY SOLICITATION
     St. Jude Medical, Inc. will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. These persons will not receive any additional compensation for providing this service.

     In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of St. Jude Medical stock.

                            GOVERNANCE OF THE COMPANY
--------------------------------------------------------------------------------

     St. Jude Medical's business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussion with the CEO and officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

     During 2001, the Board held seven meetings and the committees held a total of sixteen meetings. The average attendance at the Board and committee meetings was 98% and each Director attended at least 75% of all meetings of the Board and of the Committees on which the Director served.

COMMITTEES OF THE BOARD OF DIRECTORS
     During 2001, the Board of Directors had three ongoing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. During 2001 the Audit Committee met six times, the Compensation Committee met seven times, and the Nominating and Governance Committee met three times.

     The Nominating and Governance Committee is responsible for recommending good governance practices. The Nominating and Governance Committee evaluates the qualifications of and nominates candidates for positions on the Board. In addition, the Nominating and Governance Committee facilitates an evaluation by Board members of Board and individual director performance and provides feedback to the entire Board. The procedures for shareholders to nominate directors are the same as those for the submission of Shareholder Proposals, which can be found on page 24.

     The Compensation Committee's duties include annual approval of the Company's compensation policies, including salary, bonus and long-term incentive programs, evaluation of the appropriate base salary level for Executive Officers, evaluation of and recommendations for changes to the total compensation of the CEO for approval of the Board of Directors and consideration of matters with respect to profit sharing and other employee benefits provided by the Company.

     The duties of the Audit Committee are described in its report, which follows.

                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

     The Audit Committee ("Committee") reviews the Company's financial reporting process on behalf of the Board of Directors ("Board").

     We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel.

     We regularly meet privately with the independent auditors who have unrestricted access to the Committee.

     We also recommend to the Board the appointment of the independent auditors (subject to shareholder approval) and review periodically their performance and independence from management.

     The Directors who serve on the Committee are all "independent" for purposes of the New York Stock Exchange listing standards. That is, the Board has determined that none of us has a relationship to the Company that may interfere with our independence from the Company and its management.

     The Board has adopted a written charter which describes the functions the Committee is to perform. We reviewed the charter and recommended certain changes that have been approved by the Board. You can find a copy of the revised charter attached to this proxy statement as Appendix A.

     Management has the primary responsibility for the Company's consolidated financial statements and the overall reporting process, including the Company's system of internal controls.

     The independent auditors audit the annual consolidated financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operation and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited consolidated financial statements and met with both management and Ernst & Young LLP, the Company's independent auditors, to discuss the consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     We have received from and discussed with Ernst & Young LLP, the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and considered the compatibility of non-audit services with the auditor's independence. We also discussed with Ernst & Young LLP, any matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

     We recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Stuart M. Essig
Richard R. Devenuti
Thomas H. Garrett III

COMPENSATION OF DIRECTORS
     Each non-employee director (except for the Chairman of the Board) receives a retainer of $3,000 per month plus $2,000 per diem for each Board meeting attended the Chairman of the Board receives a retainer of $6,000 per month plus $3,000 per diem for each Board Meeting attended. Committee chairpersons receive an additional annual fee of $4,000 and committee members an additional annual fee of $2,000. Directors are reimbursed for expenses incurred in connection with travel and lodging when attending meetings of the Board or otherwise engaged in Company business. Directors may elect to receive the annual retainer fee either as 100% cash, 50% cash plus 50% restricted stock, or 100% restricted stock. Restricted stock is valued at the fair market value of the stock on the date of grant. The restriction on the stock lapses on the six-month anniversary of the grant date.

     Under the 2000 Stock Plan each person who is not an employee of the Company and who is elected, re-elected or serving an unexpired term as a director at any annual or special meeting of shareholders automatically receives, as of the date of such meeting, an option to purchase 3,000 shares of common stock at an option price equal to 100% of the fair market value of the Company's common stock on such date. All such options are designated as non-qualified stock options with eight-year terms and fully vest on the six month anniversary from the grant date. Further, under the 2000 Plan, non-employee directors are eligible to receive options from time to time in addition to the annual grants described above, but no non-employee director may receive options which, together with the automatic grant of options described above, exceed 5,000 shares in any calendar year. The Board of Directors has voted to grant at the time of the Annual Meeting each director an additional option grant to purchase 1,000 shares under the same terms and conditions as the automatic 3,000 share option grant. Directors who are appointed between Annual Shareholder Meetings are voted a pro-rata stock option based upon a fraction of 4,000 shares on the same terms and conditions as the stock options described previously, except the price is 100% of the fair market value on the date of appointment. At the 2001 annual meeting of shareholders, each non-employee director received an automatic grant of an option to purchase 3,000 shares at $65.95 per share, the fair market value of the common stock on the date of grant. No additional options were granted to non-employee directors in 2001 under the 2000 Plan.

     The proposed 2002 Stock Plan described elsewhere in this proxy statement includes similar provisions for automatic annual option grants and additional, discretionary option grants to non-employee directors, except that under the 2002 Stock Plan, each director will receive an automatic grant on the date of each annual meeting of 4,000 shares of the Company's common stock, and the total number of options granted to non-employee directors in any calendar year may not exceed 7,500 shares. If the 2002 Stock Plan is approved by shareholders, each non-employee director who is elected or continuing his or her service as a director on the date of the 2002 annual meeting will be granted an option to purchase 4,000 shares of our common stock on the date of the meeting.

     Each director may receive reimbursement for one physical examination every 12 months up to a maximum of $700 per exam. Board members also participate in the Company's charitable contribution matching program under which eligible charitable contributions are matched by the Company up to a maximum of $1,000 each year.

     Under a retirement plan for non-employee directors that was terminated April 1, 1996, each non-employee director on the Board at that time who serves five years or more will receive payment of an annual benefit equal to the average of the annual retainers paid to the director during his or her service as a director, with a minimum annual benefit of $24,000. The retirement benefit will commence at the later of the time of retirement from the Board or when the director becomes 60 years old. The retirement benefit is payable over a number of years equal to the director's years of service as a member of the Board of Directors prior to April 1, 1996.

SECTION16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers to file reports of holdings and transactions in St. Jude Medical stock with the Securities and Exchange Commission. Based on our records and other information, we believe that all Securities and Exchange Commission filing requirements applicable to our Directors and Executive Officers with respect to 2001 were met except that the filing of Mr. Heinmiller's exercise of an option for 1,500 shares was late and a Form 3 was filed for Mr. Adinolfi three days late.

                               BOARD OF DIRECTORS
--------------------------------------------------------------------------------

     The Board of Directors is divided into three classes, whose terms expire at successive annual meetings.

     Four Directors will be elected at the annual meeting to serve for a three-year term expiring at the Company's annual meeting in 2005. We have nominated Richard R. Devenuti, Stuart M. Essig, Thomas H. Garrett III, and Wendy
L. Yarno for these positions. You can find the principal occupation of and other information about the nominees below.

     The persons named on the proxy card will vote the proxy for the election of Mr. Devenuti, Mr. Essig, Mr. Garrett and Ms. Yarno unless you indicate that your vote for any of the nominees should be withheld. The persons named as proxies will not vote for additional Directors. If elected, Mr. Devenuti, Mr. Essig, Mr. Garrett and Ms. Yarno will continue in office until their successors have been duly elected and qualified, or until the earlier of their death, resignation or retirement. We expect all nominees to be able to serve if elected.

     Beginning on page 8, you can find the principal occupation and other information about the Directors whose terms of office will continue after the annual meeting. You can find the information about the St. Jude Medical stock ownership of the nominees and those other Directors on page 11.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. DEVENUTI, MR. ESSIG, MR. GARRETT AND MS. YARNO AS DIRECTORS.

--------------------------------------------------------------------------------
                       NOMINEES FOR TERM EXPIRING IN 2005
--------------------------------------------------------------------------------

[PHOTO] RICHARD R. DEVENUTI, Director of St. Jude Medical since 2001. Vice President and Chief Information Officer of Microsoft Corporation, a software company, since March 1999. From May 1996 to March 1999, Vice President, Worldwide Operations, Microsoft Corporation. Committee:
          Audit Committee Member. Age: 44.

[PHOTO] STUART M. ESSIG, Ph.D., Director of St. Jude Medical since 1999. President and Chief Executive Officer and a member of the Board of Directors of Integra Life Sciences Holdings Corporation, a manufacturer of medical devices, implants and biomaterials, since December 1997. Previously a managing director of Goldman, Sachs & Co., an investment bank, responsible for the medical technology practice. Also a Director of Vital Signs, Inc., a respiratory medical device company. Committees: Chairperson of the Audit Committee. Age: 40.

[PHOTO] THOMAS H. GARRETT III, Director of St. Jude Medical since 1979. Self-employed as a business consultant since June 1996. Previously, a member of the law firm of Lindquist & Vennum PLLP of Minneapolis, Minnesota and its Managing Partner from 1993 through 1995. Director of Check Technology Corporation, a manufacturer of financial document printing systems, and Lifecore Biomedical, Inc., a biomedical and surgical device manufacturer. Committees: Member of the Audit Committee. Age: 57.

[PHOTO] WENDY L. YARNO, Director of St. Jude Medical since 2002. Since 2000, Senior Vice President, Human Resources, Merck & Co., Inc. From 1997 to 1998, Vice President, Ortho McNeil Pharmaceutical, Women's Health Care Franchise, Johnson & Johnson, a medical products company. During 1999, Vice President, Worldwide Human Health, and Vice President, Human Resources, Merck & Co., Inc. Committee: Compensation Committee Member.
          Age: 47.

--------------------------------------------------------------------------------
                    DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003
--------------------------------------------------------------------------------

[PHOTO] RONALD A. MATRICARIA, Director of St. Jude Medical since 1993. President and Chief Executive Officer of St. Jude Medical from April 1993 to December 1997 and Chief Executive Officer of St. Jude Medical from January 1998 to May 1999. Chairman of St. Jude Medical since May 1995. Director of Cyberonics, Inc. Age: 59.

[PHOTO] WALTER L. SEMBROWICH, Ph.D., Director of St. Jude Medical since 1994. Founder, Chairman and CEO of Birch Point Medical, Inc., a manufacturer of drug delivery systems. From 1996 to 1999, President of Aviex, Inc., a management and investment firm serving medical start-up companies. Director of Opticon Medical, a medical device company that manufactures urology products. Committees: Chairperson of the Compensation Committee and member of the Nominating and Governance Committee. Age: 59.

[PHOTO] DANIEL J. STARKS, Director of St. Jude Medical since 1996. President and COO of St. Jude Medical since February 1, 2001. Previously, President and Chief Executive Officer of the Cardiac Rhythm Management Division of the Company. Previously Chief Executive Officer and President, Daig Corporation. Age: 47.

[PHOTO] FRANK C-P YIN, M.D., Ph.D., Director of St. Jude Medical since 2001. The Stephen F. and Camilla Braver Professor of Biomedical Engineering and Chairman, Department of Biomedical Engineering, Washington University, St. Louis, Missouri. Committee: Compensation Committee Member. Age: 58.

--------------------------------------------------------------------------------
                    DIRECTORS WHOSE TERMS WILL EXPIRE IN 2004
--------------------------------------------------------------------------------

[PHOTO] TERRY L. SHEPHERD, Director of St. Jude Medical since 1999. Chief Executive Officer of St. Jude Medical, Inc. President of the St. Jude Medical Cardiac Surgery Division from 1994 to 1999. Age: 49.

[PHOTO] DAVID A. THOMPSON, Director of St. Jude Medical since 1999. Retired in 1995 from Abbott Laboratories, a medical products company, where he held several corporate officer positions. Director of Tripath, a cancer diagnostic imaging company; and Third Wave Technologies, a company that develops genomic assays. Committees: Chairperson of the Nominating and Governance Committee and member of the Compensation Committee. Age: 60.

[PHOTO] STEFAN K. WIDENSOHLER, Director of St. Jude Medical since 2001. President and CEO of Krauth Medical Group, a European distributor of medical and surgical devices and services since 1992. Committee:
          Compensation Committee Member. Age: 42.

                 SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS AND
                            CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

     The following table presents information provided to the Company as to the beneficial ownership of the Company's common stock as of February 22, 2002, by
(i) each person known to the Company to be the beneficial owner of more than 5% of such stock, (ii) named executive officers appearing in the summary compensation table on page 21 and (iii) all directors and executive officers as a group. Unless otherwise noted, these persons have sole dispositive power with respect to the shares owned by them.

                                              AMOUNT AND
                                              NATURE OF
                                              BENEFICIAL         PERCENT OF
BENEFICIAL OWNERS                             OWNERSHIP            CLASS
-----------------                            ------------        ----------

  Richard R. Devenuti                               --               *
  Stuart M. Essig                               12,651(1)            *
  Thomas H. Garrett III                         51,153(1)(2)         .1%
  Ronald A. Matricaria                       2,248,480(1)           2.5%
  Walter L. Sembrowich                          29,500(1)            *
  Terry L. Shepherd                            536,571(1)            .6%
  Daniel J. Starks                           2,088,248(1)           2.4%
  David A. Thompson                             13,811(1)            *
  Stefan K. Widensohler                             --               *
  Wendy L. Yarno                                    --               *
  Frank C-P Yin                                     --               *
  Michael J. Coyle                             180,907(1)            .2%
  Michael T. Rousseau                           41,628(1)            *
  John C. Heinmiller                            98,199(1)            .1%

Directors and Executive Officers
 as a Group (22)                             5,840,026(3)           6.4%

Janus Capital Corporation                    4,457,735(4)           5.1%
100 Filmore Street
Denver, Colorado 80206

FMR CORP                                     5,794,827(5)           6.7%
82 Devonshire Street
Boston, MA 02109

FOOTNOTES

 *   Less than .1%

(1)  Includes 10,000, 23,500, 2,230,681, 23,500, 511,587, 237,050, 10,000,
     176,850, 37,000 and 52,562 shares which Messrs. Essig, Garrett, Matricaria, Sembrowich, Shepherd, Starks, Thompson, Coyle, Rousseau and Heinmiller, respectively, may acquire within sixty days from the date hereof, pursuant to the exercise of stock options.

(2) Includes 12,000 shares owned by Mr. Garrett's wife to which Mr. Garrett disclaims beneficial ownership.

(3) Includes 3,327,166 shares that such individuals may acquire within sixty days from the date hereof, pursuant to the exercise of stock options.

(4) Based on information contained in a Schedule 13G dated February 8, 2002, delivered to the Company indicating that Janus Capital Corporation is the beneficial owner of 4,457,735 shares as of December 31, 2001.

(5) Based on information contained in a Schedule 13G dated February 14, 2002, delivered to the Company indicating that FMR CORP is the beneficial owner of 5,794,827 shares, and possess sole voting power with respect to 328,299 shares, and sole dispositive power with respect to 5,794,827 shares as of December 31, 2001.

                     PROPOSAL TO APPROVE THE 2002 STOCK PLAN
--------------------------------------------------------------------------------

REASONS FOR APPROVAL AND VOTE REQUIRED
     On February 15, 2002, our Board of Directors adopted the St. Jude Medical, Inc. 2002 Stock Plan (which we call the "Stock Plan" in this proxy statement), subject to shareholder approval. The purpose of the Stock Plan is to enable St. Jude Medical and our subsidiaries to retain and attract executives and other employees, non-employee directors and consultants who contribute to St. Jude Medical's success by their ability, ingenuity and industry, and to enable these individuals to participate in our long-term success and growth by giving them a proprietary interest in St. Jude Medical.

     The Stock Plan authorizes the grant of stock options. No other types of awards may be granted under the Stock Plan. The Board of Directors believes that stock options have been, and will continue to be, a very important factor in attracting and retaining experienced and talented employees and non-employee directors who can contribute significantly to the management, growth and profitability of our business. Additionally, the Board of Directors believes that stock-based compensation aligns the interests of our managers and non-employee directors with the interests of our shareholders. The availability of stock options not only increases employees' focus on the creation of shareholder value, but also enhances employees' loyalty and generally provides increased motivation for our employees to contribute to the future success of St. Jude Medical.

     Approval of the Stock Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote.

     SECTION 1. Summary of the Stock Plan

     The following summary describes the material terms of the Stock Plan.

     SHARES AUTHORIZED. The Stock Plan will authorize the issuance of an aggregate of 6,000,000 shares of our common stock.

     If any shares of common stock subject to an option under the Stock Plan are not purchased or are forfeited, or if any stock option terminates without the delivery of shares, then such shares will be available for future option grants under the Stock Plan.

     ELIGIBILITY. Employees, officers, directors and consultants who are responsible for or contribute to the management, growth and profitability of our business or the business of any of our affiliates are eligible to receive stock options under the Stock Plan.

     STOCK PLAN ADMINISTRATION. The Stock Plan will be administered by a committee of directors appointed by the Board of Directors and comprised of a number of directors that is no less than the number required to permit stock options granted under the Stock Plan to qualify under Section 162(m) of the Internal Revenue Code of 1986 and Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Currently, these provisions require that at least two directors serve on the committee. Each director serving on the committee must be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m). The committee will have the authority to establish rules for the administration of the Stock Plan, to select the individuals to whom stock options are granted, to determine the types of stock options to be granted and the number of shares of common stock covered by the options, and to set the vesting and other terms and conditions of the options.

     The committee has the authority to accelerate the vesting of stock options granted under the Stock Plan and to determine whether shares or other amounts that may be payable under the Stock Plan may be deferred. The committee may delegate to the president and/or chief executive officer of St. Jude Medical the right to grant awards with respect to individuals who are not subject to Section 16(b) of the Securities

Exchange Act of 1934, so long as such delegation would not cause the Stock Plan not to comply with the requirements of Section 162(m) of the Internal Revenue Code.

     TYPES AND TERMS OF STOCK OPTIONS. The Stock Plan will permit the granting of "incentive stock options" meeting the requirements of Section 422 of the Internal Revenue Code and "non-qualified stock options" that do not meet such requirements. No other awards may be granted under the Stock Plan. Stock options may be granted for no cash consideration or for any cash or other consideration as may be determined by the committee or required by applicable law.

     The exercise price per share under any stock option will not be less than 100% of the fair market value of our common stock on the date the option is granted. Options may be exercised by payment of the exercise price, either in cash or, at the discretion of the committee, in whole or in part by tendering shares of our common stock or other consideration having a fair market value on the date of exercise equal to the exercise price. The fair market value of our common stock on a given date generally will be the closing price of the common stock as reported on the NYSE on that date.

     Stock options granted under the Stock Plan may not have a term longer than eight years. No person may receive grants of stock options under the Stock Plan that exceed 500,000 shares during any fiscal year of St. Jude Medical.

     TRANSFERABILITY. Incentive stock options will not be transferable other than by will or by the laws of descent and distribution. Non-qualified stock options may be transferred by gift, without consideration, by the optionee under a written instrument acceptable to the committee, to a member of the optionee's family or to a trust or similar entity whose beneficiaries are the optionee and/or members of the optionee's family.

     WITHHOLDING OBLIGATIONS. Under the Stock Plan, the committee may permit participants receiving or exercising awards to surrender shares of common stock to St. Jude Medical to satisfy federal, state or local withholding tax obligations.

     ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, other change in corporate structure affecting our common stock, spin-off, split-up, or other distribution of assets to shareholders, or other similar corporate transaction or event affecting our shares of common stock, then an appropriate adjustment automatically will be made to proportionately adjust the maximum number of shares available for grant under the Stock Plan, the number of shares subject to outstanding stock options and the exercise price and other provisions of the stock options. Except for these adjustments, no option may be amended to reduce its initial exercise price, and no option may be canceled and replaced with an option or options having a lower exercise price.

     AMENDMENTS. The Board of Directors may amend, alter or discontinue the Stock Plan at any time. However, shareholder approval must be obtained for any amendment that would impair the rights of an optionee under a previously granted stock option or that requires the approval of shareholders under any securities laws or regulations or other regulatory requirements applicable to St. Jude Medical.

     EFFECTIVE DATE; TERM. In order to become effective, the Stock Plan must be approved by our shareholders by February 15, 2003. If the Stock Plan is approved by shareholders before that date, it will be deemed to be effective as of February 15, 2002, and stock options may be granted under the Stock Plan during a 10-year period beginning on the effective date of the Stock Plan. However, the term of any stock option granted under the Stock Plan may extend beyond this 10-year period.

     SECTION 2. Tax Consequences

     The following is a summary of the principal U.S. federal income tax consequences generally applicable to stock options granted under the Stock Plan.

     The grant of an option is not expected to result in any taxable income for the recipient. Upon exercising a non-qualified stock option, the optionholder must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and St. Jude Medical will be entitled at that time to a tax deduction for the same amount. Upon exercising an incentive stock option, the holder of the incentive stock option generally will have no taxable income (except that an alternative minimum tax liability and possibly a payroll tax liability may result), and St. Jude Medical will not be entitled to a tax deduction and may incur a payroll tax liability.

     The tax consequence to an optionholder upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option. Generally, there will be no tax consequences to St. Jude Medical in connection with the disposition of shares acquired under an option. However, we may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

     SPECIAL RULES. Special rules may apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the tax deduction that may be taken by St. Jude Medical, are determined as of the end of such period.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE ST. JUDE MEDICAL 2002 STOCK PLAN. PROXIES WILL BE VOTED FOR THE PROPOSAL UNLESS OTHERWISE SPECIFIED.

                 PROPOSAL TO RATIFY THE APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     Based on the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP as independent auditors for 2002, subject to shareholder ratification. Ernst & Young will audit our consolidated financial statements for 2002 and perform other services.

     AUDIT FEES. The aggregate fees for professional services rendered by Ernst & Young in connection with their audit of our consolidated financial statements for 2001 and their reviews of the consolidated financial statements included in our Quarterly Reports of Form 10-Q for 2001 was approximately $541,900.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no professional services rendered, and therefore no fees billed by Ernst & Young in 2001 relating to financial information systems design and implementation.

     ALL OTHER FEES. The aggregate fees billed for all other services rendered by Ernst & Young in 2001 were approximately $1,579,500.

     RATIFICATION OF APPOINTMENT. A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young as our independent auditors. A representative of Ernst & Young will be present at the meeting with the opportunity to make a statement and to answer your questions. If the shareholders do not ratify the appointment of Ernst & Young, the Board will reconsider its selection of independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

     Proxies will be voted for ratification of the appointment of Ernst & Young LLP unless otherwise specified.

                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

     The graph below compares the cumulative total shareholder returns for St. Jude Medical common stock for the last five years as compared with the S&P 500 Health Care Equipment Index and the S&P 500 Stock Index weighted by market value at each measurement point. The comparison assumes that $100 was invested on December 31, 1996, in St. Jude Medical common stock and in each of these S&P 500 indexes and assumes the reinvestment of any dividends.

     This graph covers the period of time from December 31, 1996, through December 31, 2001.


                              [PLOT POINTS CHART]

                                        1996        1997        1998        1999        2000        2001
                                      -------     -------     -------     -------     -------     -------
St. Jude Medical, Inc. ..........     $ 100.0     $  72.0     $  65.8     $  72.4     $ 145.0     $ 183.2
S&P 500 Health Care
 Equipment Index ................     $ 100.0     $ 121.9     $ 171.4     $ 157.0     $ 229.2     $ 216.5
S&P 500 Index ...................     $ 100.0     $ 133.1     $ 170.8     $ 206.5     $ 187.9     $ 165.6

                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

     Our report covers the following topics:

*  Role of the Compensation Committee
*  Executive Compensation Philosophy and Process
*  Components of Our Executive Compensation Program
*  Compensation of the Chief Executive Officer
*  Broader Employee Compensation

ROLE OF THE COMPENSATION COMMITTEE
     We are responsible to the Company's Board of Directors and shareholders for establishing and administering compensation programs for the Company's executive officers (Executive Officers). None of the members of the Committee is a current or former employee of the Company. All decisions by the Committee relating to the compensation of the Executive Officers are reviewed by the Board of Directors.

EXECUTIVE COMPENSATION PHILOSOPHY
AND PROCESS
     The goal of our compensation program is to attract, retain and motivate talented executives to enable the Company to be successful in a highly competitive industry and to enhance shareholder value. The following principles were used in the design of the program:

*  Compensation should be related to individual performance and qualifications.
* Executive Officers and employees should be encouraged to own St. Jude Medical stock.
* A substantial part of an Executive Officer's compensation should be incentive-based and subject to risk.

     We evaluate the Company's Executive Officer's compensation program in relation to the programs offered by other medical products companies. An analysis of ten peer group medical products companies' executive level compensation programs was performed in 2001. Our objective is to attract and retain talented individuals by targeting total executive compensation for standard performers at the 60th percentile of the market as defined by the ten-company peer group analysis. An Executive Officer's individual performance and experience can cause the officer's total compensation to be higher or lower than the 60th percentile. The ten companies in the compensation peer group are not the same companies in the stock performance graph on page 17. When making recommendations regarding the compensation of our CEO, we consider the results of the formal review by the Board of Directors of the CEO's performance. When evaluating the compensation of our other executive officers, we consider the recommendations of our CEO and of our President and COO.

     Our policy is to maximize the deductibility of compensation payments to Executive Officers under Section 162(m) of the Internal Revenue Code ("the Code"). Our shareholders have approved our Management Incentive Compensation Plan (MICP) which is an annual cash incentive plan that is designed and administered in such a manner that compensation awarded under the MICP is tax deductible.

COMPONENTS OF OUR EXECUTIVE
COMPENSATION PROGRAM
     Our compensation program for Executive Officers has three components:

*  Base Salary
*  Annual Incentive Award
*  Stock Based Compensation

     BASE SALARY. An Executive Officer's base salary is determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at the peer group companies mentioned previously. Additionally, the Committee sets base salaries for Executive Officers based on the Executive Officer's contribution to the Company's success through operational improvements and strategic initiatives. Based upon the peer group data, the Executive Officers' base salary levels are currently estimated to be at the 60th percentile. The base salary of the CEO and the President and COO is also governed by employment agreements.

     ANNUAL INCENTIVE AWARDS. Annual incentive awards are designed to provide Executive Officers an additional incentive for achieving the annual performance goals established in the yearly business plan. Payments under the Company's annual cash incentive plan, MICP, are based on the Company's level of achievement of annual earnings per share targets as well as divisional and geographical profitability and sales targets, all as established under the Company's annual operating plan. There is a pre-assigned relative weighting ascribed to each of these factors.

     Executive Officers are eligible for normal annual cash incentive payments ranging from 40% to 60% of base salary, except for the CEO and President and COO who are eligible for a normal incentive payment of up to 100% of base salary. The payments can increase by up to 50% of the normal payments based on performance above targeted levels and decrease substantially if actual results fail to meet targeted levels. For 2001, the Company's earnings per share performance exceeded targeted levels and, therefore, the awards were above the normal levels for that portion of the incentive payments attributable to earnings per share. Achievement of other performance targets varied.

     STOCK BASED COMPENSATION. We believe that stock based compensation creates an appropriate incentive for Executive Officers and employees to identify with the interests of shareholders.

     STOCK OPTION AWARDS. Stock options are awarded at an exercise price equal to or greater than the fair market value of the stock on the date of grant and, therefore, only have value if the price of the Company's stock appreciates in value from the date the stock options are granted. The Executive Officers and shareholders mutually benefit from such stock price appreciation.

     Stock options are awarded from time to time consistent with the Company's objective to provide (i) a long-term equity interest in the Company, and (ii) an opportunity for a greater financial reward if long-term performance is sustained. To encourage a longer-term perspective and to retain our employees, the options cannot be exercised immediately. Generally options become exercisable over a four-year period. The number of options granted to each Executive Officer falls within a predetermined range, set and approved annually by the Committee. Individual grant size is dependent upon the Company's future business plans and the Executive Officer's ability to positively impact those plans, the Executive Officer's position and level of responsibility within the Company, and an evaluation of the Executive Officer's performance. No pre-assigned relative weight is ascribed to any of these factors. In 2001, a total of 617,500 stock options were granted to Executive Officers.

     RESTRICTED STOCK AWARDS. We believe restricted shares provide an immediate and direct link to shareholder interests. The timing and number of shares granted is based on the Company's future business plans and the Executive Officer's ability to positively impact those plans. Restricted stock awards generally vest over a four-year period. In 2001, a total of 5,000 restricted shares were awarded to Executive Officers.

     STOCK OWNERSHIP GUIDELINES. St. Jude Medical established stock ownership guidelines for officers and directors in 1995. These guidelines set stock ownership targets which management and Board members are encouraged to achieve. Targeted stock ownership levels range from one to three times base salary for Executive Officers.

In 2001, stock ownership guidelines for Board members were reviewed and set at five times annual retainer for Board members.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
     In 2001, Mr. Shepherd, the CEO, was the most highly compensated Executive Officer.

     BASE SALARY. Mr. Shepherd's employment agreement, which became effective in May 1999, provided for an initial base salary of $500,000. In May 2001, in accordance with his employment agreement, we reviewed Mr. Shepherd's compensation in light of the peer group data and Mr. Shepherd's performance evaluation by the Board. We determined that an increase in base compensation of 15% was appropriate. Therefore, we increased Mr. Shepherd's annual base salary from $500,000 to $575,000 effective as of May 1, 2001. As a result of this increase, Mr. Shepherd earned a base salary of approximately $550,000 in 2001.

     ANNUAL INCENTIVE AWARD. Mr. Shepherd earned an award of $658,846 under the MICP for 2001.

     STOCK OPTION VESTING. Under criteria established at the time of grant, 62,812 stock option shares granted previously to Mr. Shepherd vested due to time and performance during 2001.

     PROPOSED CHANGE IN COMPENSATION. In May we reviewed Mr. Shepherd's compensation. Our analysis of the peer group data and Mr. Shepherd's performance evaluation by the Board indicated that an increase of 15% was appropriate in our view. Effective May 2001, Mr. Shepherd received a base salary of $575,000 per annum. Mr. Shepherd did not receive additional stock option grants in 2001.

BROADER EMPLOYEE COMPENSATION
     The Company operates in a very competitive environment. The skills that many of our employees need to possess can be used in other high technology companies. Thus, we are competing for talented people not only in the medical device industry, but also in the high technology market. The data analyzed when considering broader employee compensation are a blend of high technology and general industry data. We decided to grant total stock options in 2001 comparable to the number granted in 2000 recognizing that this would deliver a total compensation level between the 60th and 75th percentile. For some individuals or groups this grant range is at or above the 75th percentile. We have determined that this level of grant is appropriate to reward management for delivering an operating result and performance that has created shareholder value in excess of comparables and creates an incentive for the management group to remain with the Company and continue this performance.

Walter L. Sembrowich
David A. Thompson
Stefan K. Widensohler
Wendy L. Yarno
Frank C-P Yin

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                      ANNUAL COMPENSATION                 AWARDS
                                           ---------------------------------------     ------------
                                                                                        SECURITIES
                                                                    OTHER ANNUAL        UNDERLYING        ALL OTHER
                                           SALARY       BONUS      COMPENSATION(1)      OPTIONS(2)     COMPENSATION(3)
NAME AND PRINCIPAL POSITION       YEAR       ($)         ($)             ($)                (#)              ($)
----------------------------------------------------------------------------------------------------------------------
 Terry L. Shepherd                2001     549,038     658,846                  --               --             47,747
  Chief Executive Officer         2000     500,000     600,000                  --               --             47,957
                                  1999     418,019     384,832                  --          400,000             46,837

 Daniel J. Starks                 2001     492,039     580,674                  --               --             31,080
  President and Chief             2000     380,000     296,062                  --          400,000             31,290
  Operating Officer               1999     346,875     201,621                  --           45,000             30,170

 Michael J. Coyle                 2001     322,692     249,606              97,032           55,000             31,080
  President, Cardiac Rhythm       2000     235,000     130,719                  --          100,000             31,290
  Management                      1999     200,000     101,250                  --           35,000             30,170

 Michael T. Rousseau              2001     315,481     207,034                  --          205,000             31,080
  President, U.S. Sales           2000     262,260     136,375              41,737           62,500             18,290
                                  1999     201,346      93,626             188,613           32,000                 --

 John C. Heinmiller               2001     300,000     180,000                  --           52,500             31,080
  Vice President - Finance        2000     275,000     165,000                  --           52,500             31,290
  and Chief Financial Officer     1999     247,404     129,887                  --           35,000             30,458
----------------------------------------------------------------------------------------------------------------------

FOOTNOTES

(1) In accordance with SEC rules, perquisites or other personal benefits are included in the table only to the extent the total exceeds the lesser of $50,000, or 10% of total salary and bonus, of any named executive officer. Mr. Coyle's 2001 other annual compensation includes $74,402 of relocation expenses. Mr. Rousseau's 2000 other annual compensation includes $27,037 of mortgage differential payments. Mr. Rousseau's 1999 other annual compensation includes $11,265 of mortgage differential payments and $164,627 of relocation expenses.

(2) No stock appreciation rights have been granted to the named executive officers. Figures in this column represent the number of shares that can be purchased upon exercise of stock options granted during the year.

(3) Consists solely of matching retirement plan contributions by St. Jude Medical, except for Mr. Shepherd whose all other compensation also consists of a special retirement provision for all years.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                        -------------------------------------------------------------
                             NUMBER OF            % OF
                            SECURITIES        TOTAL OPTIONS
                            UNDERLYING         GRANTED TO                                GRANT DATE
                              OPTIONS           EMPLOYEES      EXERCISE                    PRESENT
                            GRANTED(1)          IN FISCAL        PRICE     EXPIRATION     VALUE(4)
NAME                            (#)               YEAR          ($/SH)        DATE           ($)
----                        ----------        -------------    --------    ----------    ----------
Terry L. Shepherd               --                  --          $    --                  $       --
Daniel J. Starks                --                  --               --                          --
Michael J. Coyle            55,000 (3)             1.7%           73.02    12/10/2009     1,432,442
Michael T. Rousseau        150,000 (2)             4.7%           61.70    06/28/2009     3,387,675
                            55,000 (3)             1.7%           73.02    12/10/2009     1,432,442
John C. Heinmiller          52,500 (3)             1.6%           73.02    12/10/2009     1,367,331

FOOTNOTES

(1) The Company has never issued any options with a reload provision. In the event of a change-in-control of the Company, all options become 100% vested.

(2) These options were granted to Mr. Rousseau on June 28, 2001, in connection with his promotion to President, U.S. Sales. The options have an exercise price equal to the fair market value on the date of grant. 100,000 of these options vest after 4 years on June 28, 2005, and the remaining vest annually in 25% increments.

(3) The options have an exercise price equal to the fair market value on the date of grant and vest annually in 25% increments.

(4) The Company uses the Black-Scholes option pricing model to establish stock option values for purposes of this table. The actual value, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value as estimated by the Black-Scholes model. The specific assumptions used in valuing the stock options under the Black-Scholes model were as follows:

     * Volatility of approximately 30.9%, representing the estimated annual variance in the daily percentage change in the price of the Company's common stock over a five-year period.

     * Risk-free rate of return ranging from 4.4% to 4.9%, representing the average five-year treasury rate on the date of grant.

     *  Expected term of five years.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTIONS VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                        OPTIONS                      OPTIONS
                            SHARES                               AT FISCAL YEAR-END (#)      AT FISCAL YEAR-END(1) ($)
                           ACQUIRED                           ---------------------------   ---------------------------
NAME                   ON EXERCISE (#)   VALUE REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   ------------------   -----------   -------------   -----------   -------------
Terry L. Shepherd              --             $     --          469,337        223,663      $20,061,189    $ 9,676,189
Daniel J. Starks               --                   --          170,750        479,250        6,416,748     13,515,615
Michael J. Coyle            6,750              366,424          157,550        207,200        5,604,821      4,968,932
Michael T. Rousseau            --                   --           33,875        265,625        1,419,579      4,637,260
John C. Heinmiller          1,500               57,094           50,312        115,688        2,063,014      2,278,862

FOOTNOTES

(1) Values were calculated using a price of $76.54 per share, the closing sale price of the Company's common stock as reported by the New York Stock Exchange on December 28, 2001.

EMPLOYMENT, TERMINATION AND CHANGE
IN CONTROL AGREEMENTS

     CEO EMPLOYMENT AGREEMENT. The Board of Directors appointed Mr. Shepherd as the Company's President and Chief Executive Officer pursuant to an Agreement effective May 5, 1999, that ends on May 4, 2004. Mr. Shepherd will receive an annual salary of $500,000 subject to annual review for possible increases by the board of directors, and customary fringe benefits provided to Company officers, including an opportunity to earn a bonus.

     PRESIDENT AND COO EMPLOYMENT AGREEMENT. The Board of Directors appointed Mr. Starks as the Company's President and Chief Operating Officer pursuant to an agreement effective March 25, 2001, that ends on January 31, 2006. Mr. Starks will receive an annual salary of $500,000 subject to annual review for possible increase, by the board of directors, and customary fringe benefits provided to Company officers, including an opportunity to earn a bonus.

     SEVERANCE AGREEMENTS. The Company has entered into change of control severance agreements (the "Severance Agreement") with 20 of its senior executives, including Mr. Shepherd and Mr. Starks and the other named Executive Officers. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, the Company terminates the executive's employment without Cause or the executive terminates his employment for Good Reason. Such payments and benefits include: (i) severance pay equal to three times the sum of the executive's annual salary, target bonus and certain other compensation paid to the executive during the twelve months prior to the termination; (ii) three years of life, health and disability insurance substantially similar to that in effect at the time of termination; (iii) the payment of legal fees and expenses relating to the termination; (iv) the termination of any noncompetition arrangement between the Company and the executive; and (v) a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. Under the Severance Agreements, "Cause" is defined as a conviction for felony criminal conduct; "Good Reason" is defined to include a change in the executive's responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and "Change in Control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Company's Board of Directors, or another event the majority of the Continuing Directors determines to be a change in control.

     INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of its directors and Executive Officers which provide for indemnification against certain costs incurred by each director and Executive Officer made or threatened to be made a party to a proceeding because of his or her official capacity as a director or Executive Officer. The indemnification agreements, together with the Company's Bylaws, provide for indemnification to the fullest extent permitted by Minnesota law.

LOAN GUARANTEES
     In 1998, the Company established a program under which the Company guarantees personal loans to employees for the purchase of the Company's common stock. During 2001, two employees participated in the program.

     The employee is personally responsible for interest and principal payments on these loans. During 2001, the largest outstanding principal amount of each loan guaranteed by the Company in excess of $60,000 to any Executive Officer of the Company was as follows: Mr. Shepherd $496,661 and Mr. Healy $78,794.

                SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
--------------------------------------------------------------------------------

     Under SEC rules, shareholders who wish to present a proposal to the 2003 Annual Meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Kevin T. O'Malley, Secretary, St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, Minnesota 55117. We must receive your written proposal no later than November 29, 2002.

     Shareholders who intend to present a proposal at the 2003 Annual Meeting, but not to include the proposal in our proxy statement, must comply with the requirements established in the Company's Bylaws. These require, among other things, that a shareholder submit a written notice to the Secretary of the Company of the intention to bring a proposal before the meeting not less than 50 days nor more than 75 days prior to the meeting (or if less than 60 days' notice or prior public disclosure of the date of the Annual Meeting is given to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made).

                                  OTHER MATTERS
--------------------------------------------------------------------------------

     Whether or not you plan to attend the meeting, please mark, sign, date and promptly return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

Ronald A. Matricaria                                   Terry L. Shepherd
Chairman of the Board of Directors                     Chief Executive Officer

March 28, 2002

                                                                      APPENDIX A

                            ST. JUDE MEDICAL, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

ORGANIZATION
     This charter governs the operations of the audit committee ("Committee"). The Committee shall consist of at least three directors. The Chairperson and members of the Committee will be recommended by the Chairman of the Board and will be appointed by the Board of Directors. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. At the time of appointments to the Committee, the Board shall interpret the requirements of the New York Stock Exchange and shall certify that the requirements are met or require that they be met within a reasonable period of time.

STATEMENT OF POLICY
     The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders and other constituents relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES
     The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. Policies and procedures of the Committee should remain flexible in order to best react to changing conditions and circumstances. Committee meetings may be held telephonically and written minutes shall be prepared by the Committee for all meetings. Regularly scheduled Committee meetings require a quorum to be present. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements, prior to the filing of the Company's Annual Report on Form 10-K or prior to the distribution of the Company's annual report to shareholders. This review shall specifically include a report from management assessing the Company's internal controls.

     3. Review with management and the independent auditors the significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements.

     4. Review with management and the independent auditors the Company's quarterly earnings press release after the independent auditors have completed their SAS 71 review. In addition, each committee member shall individually review the Company's Quarterly Report on Form 10-Q and approve it in writing prior to the filing of such report.

     5. Review annually with management the Company's Financial Risk Management Policy and the implementation of the policy.

     6. Review major changes to the Company's accounting principles and practices as suggested by the independent auditors and management.

     7. Recommend to the Board the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board.

     8. Review the fees paid to the independent auditors and approve the annual audit fees to be paid to the independent auditors.

     9. Review the independent auditors' annual communication regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the independence of the auditor.

     10. Evaluate the performance of the independent auditors and recommend that the Board either reappoint or replace the independent auditors.

     11. Review the significant reports to management prepared by the internal auditing function and management's responses.

     12. Meet with the independent auditors prior to the annual audit to review the planning, staffing and scope of the audit.

     13. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

     14. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     15. Review with the independent auditors any significant problems or difficulties the auditor may have encountered during the annual audit and any management letter comments deemed significant by the auditor, including the Company's response to such comments. Such review should include: (a) any significant difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; and (b) any significant changes required in the planned scope of the audit.

     16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     17. Review annually with the Company's General Counsel legal matters that may have a material impact on the Company's consolidated financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     18. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditors in separate executive sessions.

     19. Review and approve annually the internal audit plan for the upcoming year. In addition, review any significant changes to the internal audit plan that occurred.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

     The Audit Committee shall make regular reports to the Board.

     This Charter of the Audit Committee of the Board of Directors was amended and approved by the Board of Directors of this Corporation on February 22, 2002.

                                                     [LOGO] SJM ST. JUDE MEDICAL

      [STJCM-ST. JUDE MEDICAL, INC.] [FILE NAME: ZSTJC2.ELX] [VERSION-(1)]
                          [03/25/02] [ORIG. 03/25/02]

                              FOLD AND DETACH HERE                        ZSTJC2

                             ST. JUDE MEDICAL, INC.


P

R         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2002
O
         THE UNDERSIGNED HEREBY APPOINTS TERRY L. SHEPHERD, JOHN C. HEINMILLER
X AND KEVIN T. O'MALLEY OR ANY ONE OF THEM, AS PROXIES, WITH FULL POWER OF SUBSTITUTION TO VOTE ALL THE SHARES OF COMMON STOCK WHICH THE
Y UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS OF ST. JUDE MEDICAL, INC., TO BE HELD MAY 16, 2002 AT 9:30 A.M. AT THE LUTHERAN BROTHERHOOD AUDITORIUM, LUTHERAN BROTHERHOOD BUILDING, 625 FOURTH AVENUE SOUTH, MINNEAPOLIS, MINNESOTA, OR AT ANY ADJOURNMENTS THEREOF, UPON ANY AND ALL MATTERS WHICH MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ADJOURNMENTS THEREOF, HEREBY REVOKING ALL FORMER PROXIES.


                         (TO BE SIGNED ON REVERSE SIDE)


                                                              [SEE REVERSE SIDE]

ST. JUDE MEDICAL, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940










      [STJCM-ST. JUDE MEDICAL, INC.] [FILE NAME: ZSTJC1.ELX] [VERSION-(2)]
                          [03/26/02] [ORIG. 03/25/02]

                              FOLD AND DETACH HERE                        ZSTJC1

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.
    1. ELECTION OF DIRECTORS.                                                                           FOR      AGAINST     ABSTAIN
       NOMINEES: (01) Richard R. Devenuti     2. Proposal to approve the St. Jude Medical 2002
                 (02) Stuart M. Essig            Stock Plan.                                            [ ]        [ ]         [ ]
                 (03) Thomas H. Garrett
                 (04) Wendy L. Yarno          3. Proposal to ratify the re-appointment of Ernst
                                                 & Young LLP as the Company's Independent Auditors.     [ ]        [ ]         [ ]

                                              4. In their discretion, the proxies are authorized
                                                 to vote upon such other business as may properly
                                                 come before the meeting.                               [ ]        [ ]         [ ]

FOR ALL NOMINEES [ ]    WITHHOLD AUTHORITY [ ]
(EXCEPT AS SPECIFIED    TO VOTE FOR ALL NOMINEES
BELOW)

[ ]_____________________________________________

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR          MARK HERE FOR ADDRESS                         MARK HERE IF YOU PLAN
ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME          CHANGE AND NOTE AT LEFT [ ]                   TO ATTEND THE MEETING [ ]
IN THE SPACE PROVIDED ABOVE.)


                                              Please date and sign exactly as your name(s) appears hereon indicating, where proper, official position or representative capacity in which you are signing. When signing as
                                              Executor, Administrator, Trustee or Guardian give full title as such; when shares have been issued in names of two or more persons, all should sign.

                                              THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO
                                              SPECIFICATION IS MADE THE SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR"
                                              PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.



Signature: ________________________________  Date: ______________  Signature: ________________________________ Date: ______________